Exhibit 99


                                                       MONSANTO COMPANY
                                                       800 NORTH LINDBERGH BLVD
                                                       ST. LOUIS, MISSOURI 63167


RELEASE        Immediately

CONTACT        Lori Fisher (314)-694-8535)


MONSANTO'S BOARD OF DIRECTORS ACCEPTS HENDRIK A. VERFAILLIE'S RESIGNATION AS CHIEF EXECUTIVE OFFICER

     ST. LOUIS (Dec. 18, 2002) - Monsanto Company Chief Executive Officer Hendrik A. Verfaillie has submitted his resignation, as CEO, president and director of the board, effective immediately. Monsanto's Board of Directors has accepted Verfaillie's resignation Chairman Frank V. AtLee III announced today.

     AtLee will continue as chairman of the board and will serve as interim CEO while an external search is conducted.

     Verfaillie has been with Monsanto for 26 years. He led the company through the merger with Pharmacia & Upjohn, a subsequent initial public offering, and the complete spinoff from Pharmacia Corporation, which took place earlier this year.

     Monsanto   Company   (NYSE:   MON)  is  a  leading   global   provider   of
technology-based   solutions  and   agricultural   products  that  improve  farm
productivity and food quality.

                                     -oOo-